Exhibit 10.9

The InnerLight Compensation Plan

Contents:

INTRODUCTION
OVERVIEW – 9 WAYS TO EARN WITH INNERLIGHT
INNERLIGHT’S PLAN

DIFFERENT TYPES OF CUSTOMERS
IN THE BEGINNING…

BECOMING AN INDEPENDENT BUSINESS CONSULTANT
FIRST ORDER BONUS

ENROLLER RELATIONSHIP BONUS / BUSINESS BUILDER POOL
Pages 6 & 7

MANAGEMENT LEVELS

EXECUTIVE LEVELS

DIAMOND LEVELS

UNDERSTANDING COMPRESSION / CHECK MATCHING BONUSES

GLOSSARY OF TERMS

THE PLAN AT A GLANCE

Tables:
TABLE 1 – FIRST ORDER BONUS – page 5
TABLE 2 – BUSINESS BUILDERS POOL –page 7
TABLE 3 – MARKETING PHASE/UNILEVEL PLAN – page 9
TABLE 4 – MANAGEMENT PHASE/GENERATION PLAN – page 13
TABLE 5 – EXECUTIVE BONUS POOL – page 15

InnerLight Incorporated, 867 East 2260 South, Provo, Utah 84606  Tel: 1-801-655-0601
Web:  www.innerlightinc.com

Version 03-2008.  All illustrations and numerical earnings represented are for example only.
Your income will be based on your personal efforts and abilities.

INTRODUCTION

It is important that you fully understand InnerLight’s compensation plan. We encourage you to familiarize yourself with this simple and duplicatable plan. The better you understand it, the better you can teach it to others. There are 9 different ways to earn with InnerLight and you choose which, and how many, of these ways you would like to earn income!

OVERVIEW - YOU CAN EARN 9 DIFFERENT WAYS WITH INNERLIGHT!

(1) Retail Profits - InnerLight’s retail pricing allows you to earn a 33% profit margin.

(2) Preferred Customer Profits - when one of your Preferred Customers purchases products, the Company will then send you the difference between wholesale and the Preferred Customer Price and if you are eligible, will also pay you commissions on the CV of your Preferred Customers orders.

(3) First Order Bonuses - allows new distributors to earn significant income in their first few weeks and months by paying a 30% First Order Bonus to those who directly enroll the new distributor (this new distributor is called an E-1), 10% of those orders placed by your enrolled IBC’s enrollees (E-2), and 5% when an E-2 enrolls a new IBC (E-3).

(4) Commissions – for those who build a Downline team, you may receive a 5% commission paid down to 5 levels. The distributors in these Downline teams purchase products for both consumption and resale, and those purchases are totaled to equal the Commissionable Volume (CV).

(5) Enroller Bonuses – you may earn an additional 3% Enroller Bonus on those you have personally enrolled into InnerLight, as well as an additional 3% on those that your personal enrollee’s enroll.

(6) Business Builder Pool – open to all those qualified as a Business Builder and above. Once you enroll and develop 2 Business Builders in 30 days, you are eligible for one share in the pool. Develop 3 Business Builders in 30 days, and you are eligible for two shares in the pool – 4 Business Builders gives you three shares, etc.

(7) Generation Bonuses – once you have reached the rank of Bronze Executive or above, you are eligible to receive generation bonuses that can pay you a percentage of your entire Downline’s volume.

(8) Check Matching Bonuses - A Check Matching Bonus of up to 25% can be earned on all of those you have personally enrolled as an InnerLight distributor, no matter where they are in your organization.

(9) Executive Pool - 1% of InnerLight’s worldwide Volume (CV) that is divided up among all those ranked Diamond Executive and above who are qualified to be in this pool.

INNERLIGHT’S PLAN

InnerLight’s Compensation Plan was specifically designed for our type of company; one which has high-quality, consumable products. In the design of the InnerLight plan, we made sure three major areas were covered.

a)	We allow new recruits to earn upfront money and experience early success to ensure retention.
b)	Substantial “middle management” earnings allowing the part-timer to build a successful business.
c)	Strong back-end payouts attracting and retaining the seasoned network marketing veteran.

The InnerLight Compensation Plan is call a “Uni-Gen Plan”. It is a hybrid compensation plan that has the simplicity of a Unilevel plan, the Generation payout of a Stairstep plan, Check Matching Bonuses like those found in a Binary Plan, plus many other exciting features such as First Order Bonuses, Enroller Bonuses, the Business Builder Pool and the Diamond Pools which are all unique to InnerLight.

DIFFERENT TYPES OF CUSTOMERS

Retailing, selling and distributing InnerLight products is the backbone of your business.  There are three types of consumers with InnerLight.

Retail Customer: InnerLight’s retail pricing allows you to earn a 33% profit margin. These profits can be earned by you personally reselling products, or via one of your retail customers making a purchase through your InnerLight website, or through our toll free order line by calling 1-800-677-0997.

Preferred Customer: The InnerLight Preferred Customer (PC) Program was designed to bring together people who wish to enhance their health and wellness through the ongoing use of the InnerLight product line. The Preferred Customer program is designed for customers that want to buy InnerLight products at a discounted price, but are not interested in becoming an Independent Business Consultant.  A PC must fill out a Preferred Customer application (online or paper) and purchase a $5 PC Education Kit. Your PC’s begin receiving a 15% discount on products purchased. In addition to you getting paid the difference between the wholesale and the PC price, the purchases they make have CV and can pay you again in your commission pay.  Or, if a Preferred Customer would like a greater discount, they may subscribe to a monthly Autoship of $40 or more and receive a 25% discount. While this discount is the same as that of an Independent Business Consultant, InnerLight will compensate you on each of these Autoship qualified Preferred Customer orders based on the rules of the compensation plan.  Should a Preferred Customer wish to discontinue their Autoship subscription but wish to continue to purchase products as a discounted price (15%), they can place these orders anytime they want.

Independent Business Consultant Customer: This would be someone who is interested in building a business, but at the same time is personally using and consuming the InnerLight brand products.

IN THE BEGINNING…

You begin your InnerLight business as an Independent Business Consultant (IBC) by completing an application either online or via fax and purchasing a Starter Kit for $25, which includes a copy of the Company’s Policies and Procedures, Compensation Plan, Training Manual, an assortment of Sales Aides, Samples and information about our products. Every IBC with the Company has the opportunity to purchase products at wholesale and sell them at retail, or consume them personally. By simply telling people you know about the exciting benefits of InnerLight products, you can quickly build a customer base and earn meaningful retail profits on the purchases by your customers.  And by sharing the business opportunity with others, you can begin building a substantial organization.

In order to be eligible for Commissions and Bonuses you must be personally Active.  You will be considered Active when you meet the Active qualification of creating $150 in Personal Qualification Volume (PQV) or subscribe to an Autoship order valued at a minimum of $100 CV.  Now, when you enroll your first Preferred Customer or IBC, this person is placed at your Level 1 in the InnerLight compensation plan where you may earn a commission based on the Commissionable Volume (CV).

Enroller and Sponsor Relationships: As an additional means for you to help others in your Downline Organization succeed and thereby help yourself, InnerLight tracks two different types of relationships among its IBC’s known as the “enroller relationship” and the “placement or sponsor relationship”.

An Enroller is an existing IBC of any rank that first explains the InnerLight business opportunity to potential new IBC’s, and subsequently helps them to enroll as an IBC.  InnerLight thereby recognizes an “enroller relationship” between these two IBC’s and maintains it accordingly.

A Sponsor is an IBC of any rank who is immediately upline in an Organization from a new or existing IBC, and is generally responsible for the day-to-day coaching, encouragement, and assistance of the IBC’s immediately below them.  The computer system recognizes a “sponsor relationship” based on the placement position between these two IBC’s and maintains it accordingly.

The Enroller and the Sponsor of a new Independent Business Consultant can of course be the same person, though they do not have to be. With the dual relationship tracking system, a Senior Business Builder or higher rank that enrolls the new IBC can elect to place the new IBC anywhere in their Downline under another IBC, who then becomes the Sponsor.

The original Enroller of a new Independent Business Consultant is eligible for several exciting enhanced bonus programs to reward those individuals who commit their efforts to growing their organization

INDEPENDENT BUSINESS CONSULTANT (IBC)

As an IBC you can earn Commissions based on the CV of products purchased by your level one (1) personally enrolled Preferred Customers and Independent Business Consultants.

Here is how it works:  Once you have purchased your IBC Starter Kit and placed your qualifying order, you may begin enrolling Preferred Customers and other IBC’s which are automatically placed at your Level 1 in the Unilevel.  You will earn a 5% Commission on all these people’s volume.  In addition, you may now qualify for First Order Bonuses (see below) on the first order placed by personally enrolled Preferred Customers or IBC’s on an ongoing basis.

Maintenance:  In order to receive Downline commissions, you must maintain either $150 PQV or a monthly Autoship of $100 CV.

FIRST ORDER BONUS

In an effort to enhance your early financial incentive and reward you for acquiring and educating new Preferred Customers and Independent Business Consultants, InnerLight has created the First Order Bonus.  If you are qualified, you can earn a one-time 30% First Order Bonus on the first order of each personally enrolled Preferred Customer or IBC. Remember, this is only for the first order placed by the Preferred Customer or IBC.  Beginning with the second order you will be paid based on the normal terms of the compensation plan. (See Table 3)

a)
Provided that you have qualified as described below, when you directly enroll a new IBC or Preferred Customer (your E-1) that place their first order, this first order creates what is called First Order Volume. You will earn a special 30% First Order Bonus on their first order of up to $350 CV or less ($105.00 maximum bonus).

b)
Similarly, when the IBC that you enrolled (called an “E-1”) enrolls another IBC or Preferred Customer (your “E-2”), you can also earn a 10% Indirect First Order Bonus on that person’s first order of $350 CV or less ($35.00 maximum bonus).

c)
When any of your E-2s enroll a new IBC or Preferred Customer, that new person becomes an “E-3” to you, and you can also earn a 5% Indirect First Order Bonus on that person’s first order of $350 CV or less ($17.50 maximum bonus).

* Please keep in mind that this special First Order Bonus follows the Enroller Tree and not the Sponsor Tree.

Qualification Requirements:  In order for you to earn First Order Bonuses, you must meet the following requirements:

a)	You must have completed an IBC Application and Agreement, and have purchased the IBC Starter Kit for $25, and

b)	Be an Active Independent Business Consultant in good standing, and

c)	Complete one of the following:

1.	As a new IBC, you can purchase InnerLight’s First Order Pack or you may create an order from the company with a minimum of $300 CV (a $400+ retail value); OR

2.	Optionally, you may accumulate $1,000 in Personal Qualification Value over any period of time.

Upon completing one of these qualifications, you will be eligible to receive First Order Bonuses on the first product order placed by your personally enrolled IBC’s and Preferred Customers.

Table 1: Enroller First Order Bonus Schedule*

*All IBC’s must be Enroller Qualified to be eligible for Enroller First Order Bonuses
*Enroller Qualifications	Enroller First Order Bonus
Accumulate $1,000 PQV over any period of time OR Purchase a First Order Pack or create a single order with a minimum of $300 CV	30% of all Direct Enrollee’s (E-1’s) first order up to $350 CV (Up to $105.00 each)
Same	10% of all E-2’s 1st order up to $350 CV (Up to $35.00 each)
Same	5% of all E-3’s 1st order up to $350 CV (Up to $17.50 each)

BECOMING A BUSINESS BUILDER

As a Qualified IBC, you can now earn the rank of Business Builder and increase the depth of your Unilevel commission through two Active levels of IBC’s. In the event an IBC is not Active, compression will be in effect (see page 18). By meeting the additional qualification of a personal Autoship subscription, you may begin to receive Enroller Relationship Bonuses (see next page) on the same Preferred Customers and IBC’s on an ongoing basis. As a Business Builder, you are also eligible to participate in the Business Builder Pool (see page 7).

Qualifications: To become a Business Builder, you must be personally Active plus have two Active Independent Business Consultants in different legs in your Downline organization or become First Order Bonus Qualified by purchasing the optional First Order Pack or creating a “pick and pack” order of your choosing with a minimum of $300 CV. Note:  You may also become First Order Bonus Qualified by creating and accumulating $1,000 PQV over any period of time.

Maintenance: To maintain this rank, you must maintain two Qualified IBC Legs during the pay period.  Once you are a qualified Business Builder, there are two additional ways to earn that you can take advantage of. The first is Enroller Relationship Bonuses and the second is the Business Builder Pool. The following two pages describe both in detail.

ENROLLER RELATIONSHIP BONUS

Enroller Relationship Bonuses are designed to do two specific things, 1) insure that you are always rewarded for enrolling and assisting others, and 2) to develop an Autoship culture in your Downline. InnerLight will pay you based on the sales performance of every Preferred Customer and every IBC that you personally enroll (your E-1).   In addition you can be paid an E-2 bonus on every PC and IBC enrolled by your personally enrolled IBC’s.

Your Direct Enrollees (E-1):  Once you become an Active and Qualified Business Builder, you can earn a special Bonus on the CV of your personally enrolled Preferred Customers and IBC’s.  There are 2 qualifications you must meet in order to receive this special bonus.

1.  You must be subscribed to a monthly Autoship of a minimum of $100 CV.
2.  You must be Qualified as a Business Builder or higher Rank

Upon meeting these two requirements, InnerLight will pay you based on the orders placed by your personally enrolled Preferred Customers as well as every IBC that you personally enroll (your E-1) regardless of where they are placed in your Downline.  You will be paid an Enroller Bonus of 3% of the CV as long as you are considered Active with a $100 CV Autoship during the qualifying commission period.   It should be noted that this is over and above any Commission you will earn on the same CV as a result of the same PC and IBC being in your Downline.

Indirect Enrollees (E-2):  In order to stimulate team building in your group, as an Active and Qualified Senior Business Builder or higher ranked person, when one of your personal Enrollees (your E-1) enrolls an IBC or PC, that IBC or PC becomes his/her E-1.  This indirect enrollee becomes your E-2 Enrollee.  You may now qualify to receive an E-2 Indirect Enroller bonus of 3% as long as you are Active with a $100 CV Autoship order.  This is in addition to your 5% level bonus on that same IBC’s CV.

Here is how it works…

We recognize that you have a special relationship with people you personally enroll no matter where you position them in the Downline. To reward you for your personal enrollment efforts and for helping your new IBC’s build their own organization, you are qualified to earn a 3% (E-1) Enroller Relationship Bonus in addition to the 5% Level Commission for a total of 8% on the CV created by IBC’s and Preferred Customers you personally enroll.  Senior Business Builder or higher rank will earn E-2 Enroller Bonus based on placement by their Enrollee.

Example: You personally enroll a new IBC and that person creates $100 in Commissionable Volume.   As a Business Builder, if they are within your eligible commission pay line, you will earn 5% plus the Enroller Bonus of 3% for a total of 8% or $8.  If you place them below your current eligible pay line in the commission structure, you would still earn the 3% Enroller Bonus even though they would be outside of your commissionable (or Unilevel) income.

NOTE:  Only the original Enroller may qualify for this special Enroller Relationship Bonus, as it does not compress.

The Business Builder Pool

1% of the company’s total Commissionable Volume is placed in the Business Builder Pool each month. Each quarter this will be shared by and paid out to those Business Builders or higher rank people that meet certain qualifications.

Here Is How It Works: You earn one share of the pool upon enrolling 2 new IBC’s that qualify to become Business Builders within 30 days of joining the company.   You earn another share for each additional Business Builder you enroll during that same month that qualify as a Business builder within their own first 30 days of joining InnerLight.

There is no limit to the number of shares you can earn in a calendar month.  Shares will be banked each month.  At the end of each calendar month, the total number of shares earned will be divided into the total value of the pool to determine individual share value.  It will then be paid to all qualified shareholders once per calendar quarter.

Note:  Independent Business Consultants that enroll during a calendar month but whose 30 day qualification period to become a Business Builder falls into the next calendar month will be counted for that new calendar month.  In order to redeem shares, a Business Builder or higher ranked person that earns shares must be Active and Qualified as a Business Builder or higher rank during the month prior to quarterly share distribution.

Table 2 - Business Builder Bonus Pool

The more shares you have, the more you will earn of the Business Builder Pool. All shares will be redeemed once per quarter and divided by share numbers between all eligible Business Builder and higher rank. You must be an active Business Builder in order to redeem these shares prior to share disbursement.  To be active, you must meet the minimum qualifications required for Business Builder.

BECOMING A SENIOR BUSINESS BUILDER

As a Qualified Business Builder, you can now earn the rank of Senior Business Builder and increase the depth of your commissions through 3 Active levels, and, if Autoship qualified, earn an E-1 and E-2 Enroller Relationship Bonus of 3%.

Qualifications: To become a Qualified Senior Business Builder, you must be personally Active and have 2 Qualified IBC Legs Plus 1 Qualified BB Leg.

Qualified Leg: A leg that contains a minimum of $300 CV somewhere in the depth of the leg. This could be a single order for $300 CV, 3 orders for $100 CV, 10 orders for $30 CV or any other combination totaling a minimum of $300 CV within that leg.

Maintenance: To maintain this rank, you must be considered personally Active plus maintain three Qualified IBC Legs.

Optional Downline Placement of IBC’s:  As a Senior Business Builder, you now have the option to strategically place your new IBC Enrollees under another Downline Qualified IBC for training and mentoring.

BECOMING A DIRECTOR

As a Qualified Senior Business Builder, you can now earn the rank of Director and increase the depth of your commissions through 4 Active levels of 5% CV along with an E-1 and E-2 Enroller Relationship Bonus of 3% CV.  In addition, earn a 5% Check Matching Bonus on your personally enrolled IBC’s.

Qualification: To become a Director, you must be personally Active and have 2 Qualified IBC Legs, 1 BB Leg plus 1 SBB Leg.

Maintenance:  To maintain this rank, you must remain Active and maintain 2 Qualified IBC Legs, 1 BB Leg plus 1 SBB Leg during the pay period or $5,000 in monthly Total Group Qualification Volume (TGQV). The 40% rule applies.

40% Rule:  No more than 40% of the required Total Group Qualification Value can come from any one leg of your organization

BECOMING AN EXECUTIVE DIRECTOR

As a Qualified Director, you can now earn the rank of Executive Director and increase the depth of your commissions through 5 Active levels of 5% CV along with an E-1 and E-2 Enroller Relationship Bonus of 3% CV.   In addition increase your Check Matching Bonus to 10%.

Qualification: To become an Executive Director, you must be personally Active plus 2 Qualified Business Legs, 2 Senior Business Builder Legs and 1 Director Leg.

Maintenance:  To maintain this rank, you must be Active, have 2 Qualified  Business Builder Legs, 2 Senior Business Builder Legs and 1 Director Leg in your Downline organization OR $10,000 in monthly Total Group Qualification Volume (TGQV). The 40% rule applies.

40% Rule:  No more than 40% of the required Total Group Qualification Volume can come from any one leg of your organization.

Table 3, Unilevel, Enroller Relationship, and Enroller Check Match Bonuses

*Active: Create a minimum of $150 in Personal Qualification Volume (PQV) during the month or subscribe to an Autoship order with a minimum of $100 CV.

**40% Rule: No more than 40% of the required Total Group Qualification Volume (TGQV) can come from any one leg of your organization.

EXECUTIVE LEVELS

When you have reached the position of Executive Director and created one (1) other Executive Director Leg you become a Bronze Executive.  Upon meeting this qualification, you are eligible to receive a very special bonus; the “YOU” Generation Bonus.  Here’s how:

BRONZE EXECUTIVE

Qualification: To become a Bronze Executive create 4 SBB Legs and 1 Executive Director Leg.

Maintenance:  To maintain this rank, you must remain Active and maintain 4 SBB Legs and 1 Executive Director Leg during the pay period or have $15,000 in monthly Total Group Qualification Volume (TGQV). The 40% rule applies.

•
As a Bronze Executive, you qualify for the “YOU” generation bonus -- a 2% bonus on your own personal Total Group Qualification Volume (TGQV).  This means that you may qualify to receive this 2% bonus on the CV of every Preferred Customer, IBC, BB, SBB, D and Executive Director in your personal group through infinite depth only to be interrupted by another Bronze Executive.

In addition, as a Bronze Executive, increase your Check Matching Bonus to 15% on all personally enrolled IBC’s or higher rank person’s monthly commission check.

SILVER EXECUTIVE

Qualification: To become a Silver Executive create 3 SBB Legs and 2 Executive Director Legs.

Maintenance:  To maintain this rank, you must remain Active and maintain 3 SBB Legs and 2 Executive Director Legs during the pay period or have $30,000 in monthly Total Group Qualification Volume (TGQV). The 40% rule applies.

•
When an Executive Director in your Downline becomes a Bronze Executive that Bronze Executive becomes your 2nd Generation and he/she will begin earning the 2% “YOU” generation bonus.  As a bonus reward for promoting this Bronze Executive in your organization, you will now begin receiving a 3% Generation bonus on that Bronze Executive’s Group Qualification Volume.

•	As a Silver Executive, maintain your Check Matching Bonus of 15% on all personally enrolled IBC’s or higher rank person’s monthly commission check.

GOLD EXECUTIVE

Qualification: To become a Gold Executive create 2 SBB Legs and 3 Executive Director Legs.

Maintenance:  To maintain this rank, you must remain Active and maintain 2 SBB Legs and 3 Executive Director Legs during the pay period or have $60,000 in monthly Total Group Qualification Volume (TGQV). The 40% rule applies.

•
When your 2nd Generation Bronze Executive or higher rank person has someone in his/her group who becomes a Bronze Executive, that person becomes your 3rd Generation.  As long as you have been promoted to the rank of Gold Executive you will receive a 3% generation bonus on this 3rd generation.

•	As a Gold Executive, increase your Check Matching Bonus to 20% on all personally enrolled IBC’s or higher rank person’s monthly commission check.

PLATINUM EXECUTIVE

Qualification: To become a Platinum Executive create 1 SBB Legs and 4 Executive Director Legs.

Maintenance:  To maintain this rank, you must remain Active and maintain 1 SBB Legs and 4 Executive Director Legs during the pay period or have $90,000 in monthly Total Group Qualification Volume (TGQV). The 40% rule applies.

•
When your 3rd Generation Bronze Executive or higher rank person has someone in his/her group who becomes a Bronze Executive that person becomes your 4th Generation and as long as you have been promoted to the rank of Platinum Executive, you receive 3% generation bonus on this 4th Generation.

•	As a Platinum Executive, maintain your Check Match Bonus of 20% on all personally enrolled IBC’s or higher rank person’s monthly commission check.

Generation bonuses are paid to unlimited depth in each generation until another Bronze Executive or higher rank is found.  This continues down to the maximum number of generations.

Understanding Generation Bonuses

The “YOU” (or 1st) Generation

Table 4, Generation and Enroller Check Match Bonuses

Special Note: As it pertains to Bronze Executives, the term “You Generation” consists of a Bronze Executive at the top of an Organization and every Independent Business Consultant Downline of him/her in that Organization, through each and every Leg, until reaching an IBC with the rank of Bronze Executive or higher within any Leg.  The sum of all IBC’s within these Legs, and the Bronze Executive at the top, makes up the You Generation of that Bronze Executive.

DIAMOND LEVELS

Diamond Bonus Pools

Share in the Company’s Total Commissionable Volume!!!

As you advance to the rank of Platinum Executive, you also become eligible to earn up to three new titled positions and be eligible for corresponding shares in another category of revenue called Diamond Bonus Pools. Each of these 3 pools accumulate a total of one third of one percent (1/3 of 1%) of the Company’s total Commissionable Volume for each year, and is divided equally among the qualified ranks of Diamond Executives that hold a share in each pool.

a)
When you achieve the rank of Platinum Executive, help someone in your Downline become a Platinum Executive and have a minimum of $150,000 TGQV (40% Rule Applies), you will receive the rank of Diamond Executive and will qualify you to earn a share of the Diamond Pool. The Diamond Pool accumulates 1/3 of 1% of the Company’s Total Annual Commissionable Volume, and is divided at the end of the year among all those holding its shares.

b)
When you have a second leg in your organization containing a Platinum Executive and have a minimum of $250,000 TGQV (40% Rule Applies), you will be promoted to the rank of Double Diamond Executive and you will qualify to earn a share of the Double Diamond Pool.  The Double Diamond Pool accumulates 1/3 of 1% of the Company’s Total Annual Commissionable Volume, and is divided at the end of the year among all those holding its shares. You will also maintain your shares in the Diamond Pool.

c)
When you have a third leg in your organization containing a Platinum Executive Director and a minimum of $350,000 TGQV (40% Rule Applies), you will be promoted to the rank of Triple Diamond Executive and you will qualify to earn a share of the Triple Diamond Pool, which accumulates 1/3 of 1% of the Company’s Total Annual Commissionable Volume, and is divided at the end of the year among all Triple Diamond Executives holding its shares. You will also maintain your shares in the Diamond and Double Diamond Pools. As a Triple Diamond, you will also increase your Check Matching Bonus to 25% on all personally enrolled IBC’s or higher rank person’s monthly commission check. You will also be eligible to receive a 5th Generation payout.

Share Vesting:   For each month in which you qualify for a particular Diamond, Double Diamond or Triple Diamond rank, you earn a share of each bonus pool for which you are qualified and those shares becomes vested for that year. At year-end, all vested shares will be totaled and divided into the total funds in each pool to determine each share value.

Accumulation Period: All Leadership Pools are based upon sales completed between December 1 and November 30 each year.  Each December 1 begins a new “year” for purposes of the Leadership Bonus Pool.

You must be an active and “paid as” Platinum Executive or above for one continuous calendar quarter prior to pool disbursement in order to redeem these share dividends.

Executive Bonus Pool

Table 5 – Executive (Diamond) Bonus Pool

Share in up to <u>3 Bonus Pools!</u>

1/3
A
1/3
B
1/3
C

1% of Company's Total CV

Diamond

1/3
A

Gets 1 Share of A

Double Diamond

1/3
A
1/3
B

Gets 1 Share of A and 1 Share of B

Triple Diamond

1/3
A
1/3
B
1/3
C

Gets 1 Share of A, 1 Share of B and 1 Share of C

UNDERSTANDING COMPRESSION

The term Compression is used to describe the temporary condition that occurs when someone fails to meet the qualification maintenance requirements for a particular pay period.

Unilevel Compression - Unilevel Commissions are earned by and paid to IBC's of any rank who are considered Active by the rules of the compensation plan. When an IBC fails to be considered Active for a specific pay period, InnerLight searches the Downline until it finds an Active IBC no matter how far Downline it has to search. The Commissionable Volume then compresses past all non-Active IBC’s in the Downline until it has satisfied its Unilevel payout requirements with Active IBC’s.

Generation Compression - Generation Bonuses are earned by and paid to Qualified Bronze Executive rank or higher individuals based on the rules of the compensation plan. Should a Bronze Executive or higher not meet their qualifications they will be “Paid As” the rank at which they do meet qualifications. However, for the purpose of paying upline qualified Bronze Executives or higher rank people, the CV created in that non-qualified person’s generation will be subject to compression. The Company's computer searches that person’s organization through all Downline generations until it finds a qualified Bronze Executive or higher generation. It will then compress the non-qualified generation Commissionable Volume with that of the first qualified generation.  This Compression process continues up to 4 Qualified Generations no matter how deep in the genealogy it must search until it has satisfied its payout requirements with qualified generations.

Note:  Compression is NOT applicable to First Order Enroller Bonuses, Enroller Autoship Bonuses, and Check Matching Bonuses.

CHECK MATCHING BONUSES

Here is one of the most exciting components of the compensation plan.  As mentioned previously, InnerLight’s computer system tracks two different types of relationships: that of the” “Enroller” and that of the “Sponsor”.  When you become a Director you will be eligible to begin receiving Enroller Check Matching Bonuses ranging from 5% up to 25% of the total monthly COMMISSION check earned by every Independent Business Consultant that you have personally enrolled no matter what their rank in the plan.   As long as you personally achieve and maintain the minimum requirements for qualification, you will be paid the appropriate Check Matching Bonus.

a)	Check Matching Bonuses are NOT applicable to any First Order Bonuses, Enroller Bonuses, Generation Bonuses or Check Matching Bonuses earned by your Enrollees.
b)	“Compression” and “Roll up” are NOT applicable to Check Matching Bonuses.

To Qualify to receive Check Matching Bonuses:

❑	Director – As a Director, earn a 5% Check Matching Bonus on all personally enrolled IBC’s or higher rank person’s monthly commission check.
❑	Executive Director - As an Executive Director, increase your Check Matching Bonus to 10% on all personally enrolled IBC’s or higher rank person’s monthly commission check.
❑	Bronze Executive - As a Bronze Executive, increase your Check Matching Bonus to 15% on all personally enrolled IBC’s or higher rank person’s monthly commission check.
❑	Silver Executive - As a Silver Executive, maintain your Check Matching Bonus of 15% on all personally enrolled IBC’s or higher rank person’s monthly commission check.
❑	Gold Executive - As a Gold Executive, increase your Check Matching Bonus to 20% on all personally enrolled IBC’s or higher rank person’s monthly commission check.
❑	Platinum Executive - As a Platinum Executive, maintain your Check Matching Bonus of 20% on all personally enrolled IBC’s or higher rank person’s monthly commission check.
❑	Triple Diamond Executive - As a Triple Diamond, maintain your Check Matching Bonus of 25% on all personally enrolled IBC’s or higher rank person’s monthly commission check.

COMPENSATION PLAN – GLOSSARY OF TERMS*

ACTIVE: An Independent Business Consultant is considered “Active” in a particular pay period that they create a minimum of $150 in Personal Qualification Volume (PQV) or subscribe to an Autoship order with a minimum value of $100 CV. Also see QUALIFIED.

APPLICATION AND/OR AGREEMENT FORM: This is a formal binding agreement between you and the Company, which covers your rights, duties, and responsibilities and those of the Company. This is vital and necessary information. The Policies & Procedures manual is an extension of this Agreement and should be read carefully.

AUTOSHIP:  A standard Autoship is a regularly shipped order which goes out monthly, allowing you to receive an uninterrupted supply of products. Subscribing to an Autoship also qualifies you for special benefits. Preferred Customers on Autoship can take advantage of wholesale prices.

3 & 6 MONTH AUTOSHIP - Besides standard Autoship, InnerLight offers the choice of a 3 or 6 month Autoship. What that means to you is you will save both time (less ordering) and money (less shipping cost) when you choose either of these options. You will place the order for enough volume to qualify yourself for either a 3 or 6 month period (ex: for a 3 month Autoship, you would need $100 CV x 3 months or a total minimum of $300 CV). You will pay for the entire order upfront and we will then ship the entire order immediately, but you remain qualified for the entire 3 or 6 month period, depending on what option is chosen.

BONUS: Not to be confused with Commissions. This is the remuneration that is based on the percentage of Commissionable Volume of others, under the payee, in accordance with the respective provisions of the Compensation Plan.

BONUS QUALIFIED: You are Bonus Qualified when you are an Independent Business Consultant in good standing and have met the minimum rank production and bonus requirements for the applicable pay period.

COMMISSION: The monies earned from the Unilevel portion of the compensation plan are called commissions. This should not to be mistaken as a Bonus. Some companies call a bonus a commission. It is important to understand the difference.

COMMISSION PERIOD – A commission period is based on a calendar month. It begins at 12:01 AM Mountain Time on the 1st of every month and ends at 12 MIDNIGHT Mountain Time on the last day of the calendar month.

COMMISSIONABLE VOLUME (CV): Every InnerLight product that is purchased carries an assigned “Commissionable Volume” (CV) that is generally equivalent to the Independent Business Consultant wholesale price applicable to each particular product. Occasionally the company may offer low profit margin products that have high appeal or are highly consumable.  These products may be assigned a CV which is less than wholesale value.  This CV is used to calculate various forms of compensation in the company Compensation Plan.

COMPANY:  The InnerLight corporate or home office.

COMPENSATION PLAN: (Sometimes called the “Marketing Plan”.) The official set of definitions and performance requirements, as published in the InnerLight Compensation Plan and Training Manual by which InnerLight pays Independent Business Consultants.

COMPRESSION: Unilevel Commissions and Generation Bonuses are earned by and paid to Independent Business Consultants that are Qualified. When an Independent Business Consultant fails to meet the minimum maintenance requirements for earning bonuses at his/her titled position, the Company's computer searches until it finds an Independent Business Consultant who is Qualified no matter how far down in the Sales Organization it has to search. That qualified Independent Business Consultant’s personal qualification volume for the Unilevel plan or group volume for the Generation Plan then “Compresses” to include all the volume that may have been generated by all non-qualified Independent Business Consultants in between to create the next level until it has satisfied its payout requirements with qualified Independent Business Consultant levels. The term “Compression” is used to describe the temporary condition that occurs when an Independent Business Consultant fails to meet the maintenance requirements for a particular pay period and the term. Compression does not apply to First Order Bonuses, Enroller Relationship Bonuses and Enroller Check Matching Bonuses. (See also “Rollup”)

INDEPENDENT BUSINESS CONSULTANT: The generic name for an independent contractor who has signed an Application and Agreement form with the Company, and whose Application and Agreement the Company has accepted.  Upon acceptance of such Agreement by the Company, an Independent Business Consultant is eligible to purchase the Company's products at a wholesale price for resale and can enroll and sponsor other people into their retail Sales Organization. An Independent Business Consultant is eligible to earn Commissions and Bonuses in accordance with the terms and provisions of the Compensation Plan.

ENROLL: To sign and submit an Application and Agreement form to InnerLight for the purpose of becoming an Independent Business Consultant for the Company.

ENROLLEE: A newly enrolling or enrolled Independent Business Consultant.

ENROLLER: The InnerLight Independent Business Consultant who introduces an Enrollee to the opportunity, explains the program, assists in the enrollment, and provides preliminary training to the Enrollee.  An Enroller can also be the Sponsor but could choose to place their Enrollee under another Independent Business Consultant in the Sales Organization for Sponsorship.

FRONT LINE: Refers to all Independent Business Consultants that are personally sponsored and/or enrolled (Level 1) by a particular Independent Business Consultant.

GENEALOGY: The complete set of relationships (as defined by “Levels” and “Teams”) between an Independent Business Consultant and his/her Sales Organization. It is the “family tree” of any Independent Business Consultant.

I.D. #: The identification number used by the Company to identify each Independent Business Consultant for Compensation Plan purposes.

LEVEL: The people you personally enroll and/or sponsor are your first level. The ones they enroll and/or sponsor are your second level. The ones your second level sponsors are your third level, etc.

MAINTENANCE: The standard of performance involving an Independent Business Consultant that is required for that Independent Business Consultant to continue being “Paid As” a particular rank after meeting the initial qualification requirements for that rank.

MARKETING PLAN: In Network Marketing this is also known as the Compensation Plan. It is usually depicted in detail in the Company's training manual.

MULTI-LEVEL MARKETING (MLM): Another name for network marketing. (See “Network Marketing”)

NETWORK MARKETING: A non-storefront type of selling where a manufacturer or its Independent Business Consultants (a network marketing company) sell directly to the consumer through a “network” of independent contractors rather than through conventional outlets. Independent Business Consultants multiply themselves directly and indirectly by sponsoring other Independent Business Consultants and are paid accordingly on multiple levels.

OPPORTUNITY MEETING: A periodic meeting, or gathering of Network Marketing Independent Business Consultants for the purpose of introducing and explaining the business opportunities to prospects.

PAID AS: Independent Business Consultants that have earned the various title designations according to their sponsoring and sales performance will retain those titles indefinitely even if they do not meet the specified bonus qualifications in a pay period. However, they will be PAID AS the level at which they meet bonus qualifications for the pay period.

PERSONAL QUALIFICATION VOLUME (PQV): This QV is used for determining qualifications required for promotions to higher ranks.  The accumulated Qualification Value of all products purchased by you and your retail customers during a given pay period are combined to determine your “Personal Qualification Value” (PQV) for that pay period. This PQV is used to determine qualifications for promotions.

POLICIES & PROCEDURES: The governing rules of InnerLight that define the relationship between the Company and its Independent Business Consultants, as well as between Independent Business Consultants and other Independent Business Consultants. The Policies & Procedures are specifically incorporated into and made a part of the Independent Business Consultant’s Agreement, which each Independent Business Consultant must sign in order to enroll.

PREFERRED CUSTOMER (PC):  Someone who does not want to participate in the Network Marketing opportunity but would like to purchase InnerLight products at a discounted price and be considered a Preferred Customer.

PROSPECT: A person to whom you want to offer the InnerLight business opportunity.\

QUALIFIED: An Independent Business Consultant is considered “Qualified” or “Active” in a particular pay period that they create a minimum of $150 in Personal Qualification Volume (PQV) or subscribe to an Autoship order with a minimum value of $100 CV. Also see ACTIVE.

QUALIFIED LEG:  A leg that contains at least $300 Qualification Volume somewhere in the depth of the leg.  This could be a single order for $300 CV, 3 orders for $100 CV, 10 orders for $30 CV or any other combination totaling a minimum of $300 CV within that leg.

QUALIFICATION VOLUME (QV): Every InnerLight product that is purchased carries an assigned “Qualification Value” (QV) that is generally equivalent to the Independent Business Consultant commissionable volume (CV) applicable to each particular product.  This QV is used for determining qualifications required for promotions to higher ranks.

RANK: A new title is claimed at each level with increased percentages of bonus participation. You will always carry the title of the highest rank you reach, but are paid at the rank for which you qualify each month.

RECRUITING: Inviting others to join your organization to share the same opportunity.

RENEWAL: InnerLight Independent Business Consultants must renew their Agreement and pay a renewal fee of $25 each year no later than the anniversary date of their joining the Company. If an Independent Business Consultant does not renew their relationship with InnerLight, they will be dropped from the computer files and if sponsored or enrolled into InnerLight at a later date; they may not reclaim their previous rank or Sales Organization, but must join at the standard entry level in the program (see “Roll-up”). The annual renewal fee will be waived for those Independent Business Consultants (or higher ranks) who have been on a monthly Autoship for the twelve (12) consecutive months prior to their renewal date.

RETAIL: Sales of the InnerLight products to the end users of those products. Retail sales are the foundation of your InnerLight business, and the ultimate purpose of all other activities within the business, including enrolling, sponsoring, training, etc.

RETAIL PROFITS: Regardless of your rank, you have the opportunity to purchase and sell products and services and receive a retail commission on all of the InnerLight products and services.

ROLL-UP: The permanent form of Compression. When an Independent Business Consultant terminates his/her Independent Business Consultant Agreement or does not exercise the yearly renewal, his/her entire Sales Organization rolls upline to his/her sponsor or the next qualified person and his/her name is deleted from the Company records. (See “Compression”).

SALES ORGANIZATION: Those people directly sponsored by an Independent Business Consultant, plus all the people whose line of sponsorship resulted from and came through that Independent Business Consultant. Your Sales Organization consists of all Independent Business Consultants on your Level 1, Level 2, Level 3, etc, through unlimited depth. (See “Level”)

SEVENTY PER-CENT (70%) RULE:  Seventy per cent (70%) of products obtained from InnerLight must be retailed or consumed before reorders are made. (See Policies and Procedures)

SPONSOR: An Independent Business Consultant who agrees to be responsible for helping and developing another Independent Business Consultant with their business by teaching the new Independent Business Consultant how to do the business, and by assisting, encouraging and supporting them. Every Independent Business Consultant must be sponsored, either by another Independent Business Consultant in good standing with the Company, or by the Company itself. As consideration for being a Sponsor, the Independent Business Consultant may earn bonuses based on the PQV of Independent Business Consultant’s in their Sales Organization, to the extent that the Sponsor is qualified. It is important to note that in some other Network Marketing companies, the term “Sponsor” may include the act of introducing prospective new Independent Business Consultants to the opportunity and helping them sign up as new Independent Business Consultants. In InnerLight, this is called “enrolling”.   (See “Enroll” and “Enroller”).

STARTER KIT: Tools, forms, cd’s, brochures, manuals and application forms, relative to the InnerLight business opportunity, needed to begin your new business.

SUGGESTED RETAIL PRICE: The retail price as suggested by InnerLight.

TEAM: Each personally sponsored Independent Business Consultant on your first level is part of your total Sales Organization and is a separate “Team.” You and your entire Sales Organization are one “Team” to your sponsor.

TOTAL GROUP QUALIFICATION VOLUME (TGQV): As you become more active as an Independent Business Consultant, you may begin enrolling and/or sponsoring other new Independent Business Consultants, and they others, and so on, thereby creating a Downline sales organization. The Personal Qualification Volume created by you and all of your Downline Independent Business Independent Business Consultants is totaled to determine your Total Group Qualification Volume. This TGQV is used to calculate qualifications for title maintenance in various phases of the compensation plan. It is subject to the 40% Rule.

UNILEVEL: The part of the Compensation Plan that is based on fixed Sponsorship genealogical relationships, i.e. Commissions.

UPLINE: The term “upline” refers to that portion of either your Enroller or Sponsor genealogy that precedes you. Your upline consists of the Independent Business Consultant who is your Enroller and/or Sponsor, and his/her Enroller and/or Sponsor, and his/her Enroller and/or Sponsor, etc., all the way to the Company. (See also “Enroller” and “Sponsor”)

40% RULE: As it pertains to Directors or higher, no more than 40% of your Total Group Qualification Value (TGQV) may be applied from any one leg for the purpose of meeting the TGQV requirement for your title.

INNERLIGHT'S PLAN "AT A GLANCE"

RANK	Independent Business Consultant (IBC)	Business Builder	Senior Business Builder	Director	Executive Director	Bronze Executive	Silver Executive	Gold Executive	Platinum Executive	Diamond	Double Diamond	Triple Diamond
Qualifications	Starter Kit ***plus*** Active*	Active* ***plus*** 2 Active IBCs in different Legs or Become First Order Qualified	Active* ***plus*** 2 Qualified IBC Legs Plus 1 BB Leg	Active* ***plus*** 2 Qualified IBC Legs plus 1 BB Leg & 1 SBB Leg	Active* ***plus*** 2 Qualified BB Legs plus 2 SBB Legs, & 1 Director Leg	Active* ***plus*** 4 SBB Legs and 1 Executive Director Leg	Active* ***plus*** 3 SBB Legs and 2 separate Executive Director Legs	Active* ***plus*** 2 SBB Legs and 3 separate Executive Director Legs	Active* ***plus*** 1 SBB Leg and 4 separate Executive Director Legs	You qualify as Platinum and develop a Platinum on your team	You qualify as Platinum and develop 2 Active Platinums in separate Legs	You qualify as Platinum and develop 3 Active Platinums in separate Legs
Maintenance	Active*	Active* *plus* 2 Active IBCs in different legs	Active* ***plus*** 3 Qualified IBC Legs	Active* ***plus*** 2 IBC Legs ***plus*** 1 BB Leg & 1 SBB Leg **OR** $5,000 TGQV**	Active* ***plus*** 2 BB Legs ***plus*** 2 SBB Legs, & 1 Director Leg **OR** $10,000 TGQV**	Active* ***plus*** 4 SBB Legs and 1 Executive Director Leg **OR** $15,000 TGQV**	Active* ***plus*** 3 SBB Legs and 2 Executive Director Legs **OR** $30,000 TGQV**	Active* ***plus*** 2 SBB Legs and 3 Executive Director Legs **OR** $60,000 TGQV**	Active* ***plus*** 1 SBB Legs and 4 Executive Director Legs **OR** $90,000 TGQV**	You as Platinum with 1 Active Platinum Leg **AND** $150,000 TGQV**	You as Platinum with 2 Active Platinum Legs **AND** $250,000 TGQV**	You as Platinum with 3 Active Platinum Legs **AND** $350,000 TGQV**
Retail Profit	33%	33%	33%	33%	33%	33%	33%	33%	33%	33%	33%	33%
Enroller Check Match Bonus				5%	10%	15%	15%	20%	20%	20%	20%	25%
Enroller Relationship Bonus (E-1)		3% CV	3% CV	3% CV	3% CV	3% CV	3% CV	3% CV	3% CV	3% CV	3% CV	3% CV
Enroller Relationship Bonus (E-2)			3% CV	3% CV	3% CV	3% CV	3% CV	3% CV	3% CV	3% CV	3% CV	3% CV
Business Builder Pool		Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
1st Level	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV
2nd Level		5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV
3rd Level			5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV
4th Level				5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV
5th Level					5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV	5% CV
"YOU" Generation						2% CV	2% CV	2% CV	2% CV	2% CV	2% CV	2% CV
2nd Generation							3% CV	3% CV	3% CV	3% CV	3% CV	3% CV
3rd Generation								3% CV	3% CV	3% CV	3% CV	3% CV
4th Generation									3% CV	3% CV	3% CV	3% CV
5th Generation												3% CV
Diamond Pool										3 pools accumulate 1% of the Company's Annual Sales Volume		

↓ Represents Compression to Infinity

** The 40% Rule Applies

All qualification and maintenance requirements are based on a calendar month.

* Active: Create a minimum of $150 CV in open orders during the month or subscribe to an monthly Autoship with a minimum of $100 CV.